Exhibit 10.2

March     , 2018

Alphatec Holdings, Inc.

5818 El Camino Real

Carlsbad, CA 92008

Re: Support Agreement

Dear Ladies and Gentlemen:

The undersigned understands that (a) Alphatec Holdings, Inc., a Delaware corporation (the “Company”), is entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), with Safari Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), SafeOp Surgical, Inc., a Delaware corporation (“Target”), certain Key Stockholders of Target (the “Key Stockholders”) and certain other parties thereto, pursuant to which Merger Sub, on the terms and subject to the conditions therein, will merge with and into Target, such that immediately following the merger contemplated by the Merger Agreement (the “Merger”), Target will be a wholly-owned subsidiary of the Company (the “Merger Transaction”), (b) the Company and certain investors set forth on the signature pages thereto (the “Investors”), are entering into a Securities Purchase Agreement dated as of the date hereof (the “Securities Purchase Agreement”), pursuant to which the Investors, on the terms and subject to the conditions therein, will purchase and the Company will sell shares of Series B Convertible Preferred Stock of the Company and warrants to purchase shares of Common Stock of the Company (the “Common Shares”) (collectively, the “Investment Transaction”) and (c) the Company and a holder of an outstanding warrant to purchase Common Shares (the “Warrant Holder”), are entering into a Warrant Exercise Agreement dated as of the date hereof (the “Exercise Agreement”), pursuant to which the Warrant Holder shall exercise its warrant and purchase Common Shares and in exchange receive a new warrant to purchase Common Shares at an exercise price of $3.50 per Common Share (collectively, the “Warrant Transaction” and, together with the Merger Transaction and the Investment Transaction, collectively the “Transactions”).

The undersigned is a stockholder of the Company and is entering into this letter agreement to (a) induce the Company, Target and the Key Stockholders to enter into the Merger Agreement and to consummate the Merger and the other transactions contemplated by the Merger Agreement, (b) induce the Company and the Investors to enter into the Securities Purchase Agreement and to consummate the Investment Transaction and the other transactions contemplated by the Securities Purchase Agreement and (c) induce the Company and the Warrant Holder to enter into the Exercise Agreement and to consummate the Warrant Transaction and the other transactions contemplated by the Exercise Agreement.

The undersigned confirms its agreement with the Company, Target, the Key Stockholders, the Investors and the Warrant Holder as follows:

1. The undersigned represents and warrants that Schedule I annexed hereto sets forth the number of all shares of common stock of the Company (“Common Stock”) of which the undersigned is the record or beneficial owner (together with any shares of Common Stock acquired by the undersigned after the date hereof (whether upon the exercise of warrants, options or otherwise, the “Owned Shares”) and that the undersigned is on the date hereof the lawful owner of the number of the Owned Shares set forth in Schedule I, has the ability to vote (or cause to be voted) all of the Owned Shares and that such Owned Shares are not currently subject to any voting agreement or proxy.

2. The undersigned agrees that, prior to the termination of this letter agreement, the undersigned will not sell, gift or otherwise transfer or dispose of, or contract to sell, gift or otherwise transfer or dispose of, any of the Owned Shares, any interest in any of the Owned Shares or voting rights with respect to the Owned Shares.

3. At the Stockholders Meeting (or at any subsequent meeting of the stockholders of the Company called thereafter pursuant to the Merger Agreement or the Securities Purchase Agreement), the undersigned shall (i) appear in person or by proxy at such meeting or otherwise cause the Owned Shares to be counted as present at such meeting for purposes of establishing a quorum, (ii) vote (or cause to be voted) the Owned Shares to approve (1) the Company’s consummation of the applicable transactions contemplated by the Merger Agreement, including the Company’s issuance of the Note Shares, the Warrant Shares and the Second Milestone Consideration Share Amount (as such terms are defined in the Merger Agreement), (2) the Company’s consummation of the applicable transactions contemplated by the Securities Purchase Agreement, including the Company’s issuance of the Securities (as such term is defined in the Securities Purchase Agreement) and (3) the Company’s consummation of the applicable transactions contemplated by the Exercise Agreement, including the Company’s issuance of the New Warrant and New Warrant Shares (as such terms are defined in the Exercise Agreement), in each case, in accordance and compliance with any applicable rules and regulations of the Principal Trading Market (as such term is defined in the Merger Agreement) and under applicable law in order to fully consummate such transactions and issuances in accordance with such rules, regulations and applicable law (collectively, the “Transaction Proposals”), (iii) vote (or cause to be voted) the Owned Shares against any action, proposal, transaction or agreement that would result in a breach of any covenant, representation or warranty or any other obligation of the Company contained in the Merger Agreement or any of the Transaction Documents contemplated thereby (as such term is defined in the Merger Agreement, the “Merger Documents”), the Securities Purchase Agreement or any of the Transaction Documents contemplated thereby (as such term is defined in the Securities Purchase Agreement, the “Securities Purchase Documents”) or the Exercise Agreement and (iv) vote (or cause to be voted) the Owned Shares against any action, proposal, transaction or agreement which could reasonably be expected to impede or delay the consummation of the Merger or the transactions contemplated by the Merger Agreement or any of the Merger Documents, the Investment Transaction or the transactions contemplated by the Securities Purchase Agreement or any of the Securities Purchase Documents or the Warrant Transaction or the transactions contemplated by the Exercise Agreement.

4. The undersigned hereby irrevocably grants to, and appoints, the Company, and any individual designated in writing by the Company, and each of them individually, as the undersigned’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the undersigned, to vote the Owned Shares, in respect of the Owned Shares in accordance with Section 3. The undersigned hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, the Securities Purchase Agreement and the Exercise Agreement and that such irrevocable proxy is given to secure the performance of the duties of the undersigned under this letter agreement. The undersigned hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. The undersigned hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law. The irrevocable proxy granted hereunder shall automatically terminate upon the termination of this letter agreement. The undersigned hereby revokes any and all previous proxies with respect to the Owned Shares as such proxies relate to the Stockholders Meeting. The undersigned agrees not to grant any proxy with respect to such Owned Shares or enter into or agree to be bound by any voting trust agreement or other arrangement of any kind that is inconsistent with the provisions of this letter agreement, including Section 3 hereof. Notwithstanding the foregoing and for clarity, the shares of Common Stock issuable pursuant to the Merger Agreement shall not be counted for purposes of the stockholder approval of the Transactions pursuant to the rules of The NASDAQ Stock Market, LLC. Target (as defined in the Merger Agreement), the Equityholder Indemnitees (as defined in the Merger Agreement), the Investors and the Warrant Holder shall be third party beneficiaries of this letter agreement such that any of such parties shall have the direct right to enforce the same, including to obtain specific performance in respect thereof on the terms set forth in Sections 3 and 4 of this letter agreement.

5. Until the Transaction Proposals are approved in accordance with the rules and regulations of The NASDAQ Stock Market, LLC, the undersigned agrees, except with respect to the transaction contemplated by the Merger Agreement, the Securities Purchase Agreement and the Exercise Agreement, the undersigned agrees not to, directly or indirectly, knowingly encourage, solicit, initiate, facilitate or continue any inquiries or proposals from, discuss or negotiate with, or provide any non-public information to, any person or entity concerning any merger, sale of any material portion of the assets, sale of more than 2% of the outstanding shares of capital stock or similar transaction involving the Company or enter into any agreement with respect thereto, and each of them shall terminate and cease any existing activities, discussions or negotiations with respect to the foregoing.

6. The undersigned represents, warrants and agrees that (i) the undersigned, if not a natural person, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (ii) the undersigned has all necessary power, authority and capacity, as applicable, to enter into this letter agreement, (iii) this letter agreement is the legal, valid and binding agreement of the undersigned, (iv) this letter agreement is enforceable against the undersigned in accordance with its terms and (v) the performance of the undersigned’s obligations under this letter agreement does not conflict with or breach the undersigned’s organizational documents (to the extent applicable) or any agreement to which the undersigned is party to or is otherwise bound.

7. Except for the provisions of Section 5 of this letter agreement, nothing in this letter agreement shall limit or restrict the undersigned (or any of its partners, managers or affiliates) from acting in his or such person’s capacity as a director or officer of the Company (it being understood that this letter agreement shall apply to the undersigned solely in its capacity as a stockholder of the Company).

8. The undersigned agrees that in the event, and only in the event, of any breach of its covenants and agreements under this letter agreement, the Company, any of Target, the Equityholder Indemnitees, the Investors, the Warrant Holder and each of the other stockholders of the Company entering into a substantially similar letter agreement (collectively, the “Enforcement Parties”) will be entitled to specific performance of such covenants and agreements and to injunctive and other equitable relief in addition to any other remedy to which it may be entitled at law or in equity. The undersigned agrees and acknowledges that each of the Enforcement Parties are intended third party beneficiaries of this letter agreement and any of the Enforcement Parties have standing to enforce the provisions hereof against the parties hereto as if the Enforcement Parties were each party hereto. Should suit be brought in connection with this letter agreement, the substantially prevailing party shall be entitled to recover any of its attorneys’ fees, whether or not the suit proceeds to final judgment.

9. This letter agreement shall terminate upon the earlier of (i) the later of the termination of the Merger Agreement pursuant to its terms and the termination of the Securities Purchase Agreement pursuant to its terms or (ii) the date that is five (5) days following the Stockholders Meeting at which the Transaction Proposals are approved in accordance with the rules and regulations of The NASDAQ Stock Market, LLC.

10. This letter agreement will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles that would otherwise apply thereunder.

11. This letter agreement may be executed by the parties hereto in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each party agrees that this Agreement and the transactions contemplated hereby may be entered into electronically and that any electronic signature, whether digital or encrypted, used by any party is intended to authenticate this Agreement and to have the same force and effect as a manual signature. For purposes of this Agreement, an electronic signature means any electronic symbol, designation or process attached to or logically associated with a record, contract, document or instrument and adopted by a party with the intent to sign such record, contract, document or instrument.

12. In the event anyone or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired, and such unreasonable, unlawful or unenforceable provision shall be interpreted, revised or applied in the manner that renders it lawful and enforceable to the fullest extent possible under law.

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Please confirm that the foregoing correctly states the understanding between us by signing and returning to us a counterpart hereof.

Very truly yours,

By:
Name:
Title:

Confirmed and agreed to as of the date first above written:

ALPHATEC HOLDINGS, INC.

Name: Jeffrey Black
Title: Chief Financial Officer

[SIGNATURE PAGE TO SUPPORT AGREEMENT]

SCHEDULE I

Owned Shares

Name of Entity/Person:	Number of Owned Shares: